EXHIBIT 32.2
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                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Zond Windsystem Partners, Ltd. Series 85-C (the "Partnership") on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Johnna D. Kokenge, Chief Financial Officer of Zond Windsystems Management V LLC, as General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date: July 12, 2006
                                              /s/ JOHNNA D. KOKENGE
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                                              Johnna D. Kokenge
                                              Chief Financial Officer
                                              Zond Windsystems Management V LLC,
                                              as General Partner of
                                              Zond Windsystem Partners, Ltd.
                                              Series 85-C